UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2024, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Mr. Timothy J. Lorber, CPA, 65, pursuant to which Mr. Lorber will serve as the Company’s part-time Chief Financial Officer until September 9, 2024 (the “Transition Period”) and, effective September 10, 2024, Mr. Lorber will assume the role of full-time Chief Financial Officer of the Company. Mr. Lorber will receive a base salary of $227,000 per annum, a grant of 227,635 restricted stock units (“RSUs”), which will vest annually over three years, and will be eligible to receive up to $72,000 as a milestone-based bonus. In addition, Mr. Lorber will receive standard health insurance and vacation benefits generally available to employees of the Company. During the Transition Period, Mr. Lorber will receive 50 percent of his designated base salary and will receive his full base salary starting on September 10, 2024. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Lorber is a CPA with more than 40 years of professional finance experience, including 15 years with Legg Mason, Inc. (“Legg Mason”), one of the world’s larger public global asset management firms where he served as a Managing Director and Chief Accounting Officer until its sale in 2020. His experience includes significant involvement with valuations, M&A transactions, complex financial accounting, and Securities Exchange Commission reporting matters. More recently, Mr. Lorber has served in leadership roles with several privately held businesses, overseeing finance, IT and HR functions. Prior to Legg Mason, Mr. Lorber served as Internal Audit Director of Freddie Mac and has also worked for several international public accounting firms.

Mr. Lorber has been a member of various trade and professional organizations and currently is a trustee of Baltimore Educational Scholarship Trust, a member of its Executive and Finance Committees, and chairs its Ad Hoc Audit Committee. Mr. Lorber is a graduate of Loyola University, Maryland, with a Bachelor of Arts in Accounting. We believe his extensive experience and expertise in the financial industry supports his service as our Chief Financial Officer.

There is no family relationship between Mr. Lorber and any of our existing directors or officers.

The Company’s current Chief Financial Officer, Mr. Michael Vander Hoek, who also serves as our Vice President, Regulatory, will be transitioning out of his role as Chief Financial Officer and, effective September 10, 2024, will assume the Vice President, Regulatory position on a full-time basis. We thank Mr. Vander Hoek for his hard work and dedication as our Chief Financial Officer during the past several years.

Item 8.01 Other Events.

On June 18, 2024, the Company issued a press release announcing the Company’s hiring of Mr. Lorber as CFO. A copy of the press release is attached as Exhibit 99.1 hereto and incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 13, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Timothy J. Lorber.
99.1	Press Release dated June 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: June 18, 2024

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer